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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                        MOBILE REACH INTERNATIONAL, INC.

         The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "GENERAL CORPORATION LAW OF THE STATE OF DELAWARE"), hereby certifies that:

                                    ARTICLE I
                               NAME OF CORPORATION

         The name of the corporation is Mobile Reach International, Inc. (the "CORPORATION").

                                   ARTICLE II
                                REGISTERED OFFICE

         The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                   ARTICLE IV
                                AUTHORIZED STOCK

         The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be sixty million (60,000,000) shares, of which fifty million (50,000,000) shares shall be common stock, par value $0.0001 per share (the "COMMON STOCK") and ten million (10,000,000) shares shall be preferred stock, par value $0.0001 per share (the "PREFERRED STOCK"). All of the shares of Common Stock shall be of one class.

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         The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance and duly adopted by the Board of Directors of the Corporation, authority to do so being hereby expressly vested in the Corporation's Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

         The authority of the Board of Directors of the Corporation with respect to each such class of series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

                  the distinctive designation of such class or series and the number of shares to constitute such class or series;

                  the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

                  the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

                  the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

                  voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

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                  limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

                  such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with the law and the provisions of this Certificate of Incorporation.

                                    ARTICLE V
                                  INCORPORATOR

         The incorporator of the Corporation is James F. Verdonik, having a mailing address of c/o Daniels Daniels & Verdonik, P.A., Post Office Drawer 12218, Research Triangle Park, North Carolina 27709-2218.

                                   ARTICLE VI
                              ELECTION OF DIRECTORS

         The election of directors of the Corporation need not be by written ballot unless otherwise required by the bylaws of the Corporation.

                                   ARTICLE VII
                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is hereby expressly authorized to make, alter and repeal bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw, whether adopted by them or otherwise.

                                  ARTICLE VIII
                               NUMBER OF DIRECTORS

         The number of directors that constitutes the entire Board of Directors of the Corporation shall be as specified in the bylaws of the Corporation.

                                   ARTICLE IX
                          MEETINGS OF THE STOCKHOLDERS

         Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be

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kept (subject to any provisions of applicable statutes) outside the State of
Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation.

                                    ARTICLE X
                      LIMITATION OF LIABILITY OF DIRECTORS;
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS;
                         PERSONAL LIABILITY OF DIRECTORS

         The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time ("SECTION 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by Section 145.

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article X, "fiduciary duty as a director" shall include any fiduciary duty arising out of service at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

         Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suite or claim that, but for this
Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE XI
                            COMPROMISE OR ARRANGEMENT

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application

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in a summary way of this Corporation or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in a number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement an to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation as the case may be, and also on this Corporation.

                                   ARTICLE XII
             AMENDMENT OF PROVISIONS OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provisions contained in the Certificate of Incorporation, and other provisions authorized by the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed the statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinbefore named, hereby signs this certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware this 25th day of July, 2003.

                                        /S/ James F. Verdonik
                                        ------------------------------------
                                        James F. Verdonik, Sole Incorporator

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